SCHEDULE 14A INFORMATION

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                            Tektronix, Inc.

(Name of Registrant as Specified In Its Charter)

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Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, OR 97077-0001
503 627-7111

    August 20, 2002

      Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 26, 2002 at 10:00 a.m., in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon.

      The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2002 Annual Report to Shareholders on SEC Form 10-K.

      It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy and return it in the envelope provided.

      We look forward to greeting as many of our shareholders as possible.

Sincerely,

Richard H. Wills
Chairman, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, THEN PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS FOLLOWING THE INSTRUCTIONS LISTED ON EACH OF THE INDIVIDUAL PROXY CARDS. THANK YOU.

      Notice of Annual Meeting of Shareholders
      to be held on September 26, 2002

        To the Shareholders of Tektronix, Inc.:

                    The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 26, 2002 at 10:00 a.m., local time, in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon, for the following purposes:

1.	To elect three directors;

2.	To approve the Tektronix 2002 Stock Incentive Plan; and

3.	To transact such other business as may properly come before the meeting.

                    Only shareholders of record at the close of business on Monday, July 22, 2002 will be entitled to notice of, and to vote at, the annual meeting.

                    You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares via the Internet or by telephone at any time. Please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

James F. Dalton
Vice President, General Counsel and Secretary

        Beaverton, Oregon
        August 20, 2002

        TEKTRONIX, INC.

        PROXY STATEMENT

                    The annual meeting of shareholders of Tektronix, Inc. (the “Company” or “Tektronix”) will be held Thursday, September 26, 2002, at 10:00 a.m., in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon. The Board of Directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the Board of Directors of Tektronix. You are invited to use that proxy to vote, or to vote your proxy electronically via the Internet or telephone. Whether or not you expect to attend the meeting, it is important that you vote your proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. The proxy committee will vote your shares according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. The shares represented by the enclosed proxy will be voted if the proxy is properly received before the meeting begins. Solicitation of proxies on behalf of the Board of Directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $5,000 plus certain expenses. The costs of such solicitation will be paid by the Company. The approximate date this proxy statement and the accompanying proxy card are first being sent to shareholders is August 20, 2002.

                    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

                    There were 89,272,870 Common Shares of the Company outstanding at the close of business on July 22, 2002, the record date for the annual meeting. Each Common Share is entitled to one vote.

                    Participants in the Tektronix 401(k) Plan (“401(k) Plan”) have the right to instruct the fiduciary or administrator of the plan (or a proxy) how to vote shares allocated to their accounts. Participants in the plan will receive a separate voting direction form on which they may indicate their voting instructions.

        Item 1.     Election of Directors

                    The Board of Directors currently consists of nine members. The board is divided pursuant to the bylaws into three classes. One class is elected each year for a three-year term. The term of office of Class I directors expires at the 2002 annual meeting; the term of office of Class II directors expires in 2003; and that of Class III directors expires in 2004. In all cases, the terms of the directors will continue until their respective successors are duly elected.

                    Action will be taken at the 2002 annual meeting to elect three Class I directors to serve until the 2005 annual meeting of shareholders. Those nominees, as well as the Class II and Class III directors who are continuing to serve, are listed below, together with certain information about each of them. The nominees for election at the 2002 annual meeting are Pauline Lo Alker, A. Gary Ames, and Frank C. Gill. Mrs. Alker and Messrs. Ames and Gill have served as directors since 1996, 1994 and 1999, respectively.

                    Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

        Class I Director Nominees

                     Pauline Lo Alker, 59, is Chairman of the Board, Chief Executive Officer and President of Amplify.net, Inc. (develops and delivers solutions to amplify the quality, capacity, security and resilience of IP networks), a position she has held since June 1998. From January 1991 until June 1998, she was President and Chief Executive Officer of Network Peripherals Inc. (high performance networking solutions). Mrs. Alker has served as a director of Tektronix since January 1996. She has also served as director of Integrated Silicon Solutions, Inc. and Sensormatics.

                     A. Gary Ames, 57, was President and Chief Executive Officer of MediaOne International, formerly US WEST International (communications), from July 1995 to June 2000, when he retired. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director since 1994. He is also a director of Albertson’s, Inc., ATT Latin America, PacWest Telecommunications, and etrieve.

                     Frank C. Gill, 58, is a retired Intel Corporation executive. At the time of his retirement from Intel, he was Executive Vice President and had held a variety of positions in sales, marketing, product development and manufacturing operations during his 23-year career. Mr. Gill has served as a director of Tektronix since March 1999. He is currently a private investor and a director of Inktomi, Inc., ITXC, Inc., Logitech International, McAfee.com Corporation, Niku Corporation, Pixelworks, Inc., and other private technology companies.

                     Paul C. Ely, Jr., 70, a director since 1992, will be retiring from the Board of Directors effective as of the date of the annual shareholder’s meeting.

        Class II (Term Ending 2003)

                     Gerry B. Cameron, 64, retired, was Chairman of U.S. Bancorp from 1994 to December 1998. He was Chief Executive Officer of U.S. Bancorp from January 1994 until its merger with First Bank System on August 1, 1997. Mr. Cameron’s banking career began in 1956 with U.S. National Bank of Oregon. He managed the Commercial Banking Group and the Northwest Group before being appointed Chairman and Chief Executive Officer of Old National Bank in Spokane, WA in 1987. In 1988, Mr. Cameron was named President and Chief Operating Officer of U.S. Bank of Washington, which was formed when U.S. Bancorp acquired Old National Bank and Peoples Bank. Mr. Cameron has served as a director of Tektronix since 1997. He is also a director of Regence Blue Cross Blue Shield of Oregon and The Regence Group.

                     Jerome J. Meyer, 64, was Chairman of the Board of Directors from September 1991 to September 2001. Mr. Meyer has been a director since 1990 and was President and Chief Executive Officer of the Company from November 1990 until January 20, 2000. Mr. Meyer was Corporate Vice President of Honeywell Inc. and President of their industrial business before joining Tektronix in November 1990. He is a director of Standard Insurance Co.

        Class III (Term Ending 2004)

                     David N. Campbell, 60, has been a Managing Director of Innovation Advisors, a strategic advisory firm focused on M&A transactions in the IT software and services industry since November 2001. Prior to that he served as Chairman and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to November 2000. Prior to that he served as President of the GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1984 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell has served as a director since 1998. Mr. Campbell is also a director of Gibraltar Steel Corporation and Apropos Technology.

                     Merrill A. McPeak, 66, is President of McPeak and Associates, an aerospace consultant firm. He was Chief of Staff, United States Air Force, from October 1990 to October 1994, when he retired. General McPeak has served as a director of Tektronix since March 1995. He is Chairman of the Board of ECC International Corporation, and is also a director of Trans World Airlines, Inc. and CenterSpan Communications, Inc.

                     Richard H. (Rick) Wills, 47, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Wills joined Tektronix in 1979. From 1991 through 1993, he was Product Line Director for the core TDS line of oscilloscopes. He held the position of Worldwide Director of Marketing for the Measurement Business Division in 1993 and 1994 and was Vice President and General Manager of the Measurement Division’s Design Service and Test Business Unit from 1995 to 1997. Mr. Wills was President of the Tektronix, Inc. Americas Operations the last half of 1997. In December 1997, he was elected President, European Operations and in 1999 he was elected President of the Company’s Measurement Business. Mr. Wills was elected a director of Tektronix, Inc. on January 20, 2000, when he was elected President and Chief Executive Officer of the Company. He was elected Chairman of the Board on September 20, 2001.

        INFORMATION REGARDING THE BOARD OF DIRECTORS
        AND ITS COMMITTEES

        Committees

                    The Company currently has standing Audit, Directors, and Organization and Compensation Committees of the Board of Directors. Each committee operates pursuant to a written charter. All directors are invited to attend the committee meetings regardless of their membership. The members of the committees are identified in the following table.

Name	Audit	Directors	Organization & Compensation

Pauline Lo Alker		X	X
A. Gary Ames	X	X
Gerry B. Cameron	X	Chair	X
David N. Campbell	X		X
Paul C. Ely, Jr.		X	Chair
Frank C. Gill		X	X
Merrill A. McPeak	Chair		X
Jerome J. Meyer
Richard H. Wills

                    All committees currently consist entirely of independent directors.

                    The Audit committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The principal functions of the Audit Committee are to:

            monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
            monitor the independence and performance of the Company’s independent auditors and internal auditing department; and
            provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

                    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee recommends to the Board of Directors engagement or dismissal of the Company’s independent accountants. The Audit Committee held seven meetings during the last fiscal year.

                    The Committee on Directors establishes procedures for the board membership nomination process, recommends candidates for election to the Board of Directors, and recommends committee membership. The Committee assesses the board’s capacity to fulfill requirements of the board’s policy with respect to director qualifications, resources and experience, and evaluates the performance of the board as a whole. The Committee reviews the board’s policy with respect to director qualifications and director compensation, and recommends changes to the board. The Committee also reviews and reports to the board on a periodic basis with regard to matters of corporate governance. The Committee on Directors held one meeting during the last fiscal year. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Committee on Director’s consideration may do so by submitting the prospective nominee’s name and information regarding his or her qualifications to the Secretary of the Company.

                    The Organization and Compensation Committee, which is described in the Organization and Compensation Committee Report on Executive Compensation, held four meetings during the last fiscal year.

        Meetings

                    The Board of Directors met five times during the last fiscal year. Each director attended at least 75% of the aggregate number of the meetings of the board and committees on which he or she served, except for Mr. Ames, who attended 69%.

        Director Compensation

                    Directors who are not employees of the Company receive an annual retainer of $30,000, plus an additional $5,000 for each committee chairman. The entire annual retainer is paid in Common Shares of the Company, purchased in the market. The shares are issued pursuant to the 2001 Non-Employee Directors Compensation Plan. Non-employee directors also receive $1,200 for each meeting of the Board of Directors attended and $900 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a board meeting. Directors who are employees of the Company receive no separate compensation as directors. Directors can elect to receive meeting and committee chair fees in stock, rather than cash.

                    Directors receive annually, on the day following the shareholder’s annual meeting, fully vested, ten-year options to purchase 7,500 Common Shares, with an option price equal to the fair market value of the stock as of the close of trading on the immediately preceding day.

                    Directors can elect to defer all or part of their compensation under the Tektronix, Inc. Deferred Compensation Plan and the Tektronix, Inc. Stock Deferral Plan. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the director. Tektronix Common Shares that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a single lump-sum payment or in equal annual installment payments for up to 15 years commencing on the first January following the date the director ceases to be a director, or the first January following the date specified by the director. Deferrals must be for a minimum of three years, unless the director ceases to be a director at an earlier date.

                    General McPeak and Mr. Meyer also serve as directors of VideoTele.com, Inc., (“VT.c”), a subsidiary of the Company. Mr. Gill serves as an advisor to the Board of VT.c. In connection with this service they annually each receive fully vested, ten-year options to purchase 5,000 shares at an exercise price equal to the fair market value of the stock on the date of grant as determined by the Board of Directors of VT.c. For the last fiscal year, they each received 5,000 options with an exercise price of $1.40 per share.

        CORPORATE GOVERNANCE GUIDELINES AND POLICIES

                    The Board of Directors has adopted corporate governance guidelines, which are reviewed periodically by the Committee on Directors to determine if changes should be recommended to the Board of Directors. Among other matters, the corporate governance guidelines and Company practices and policies include the following:

            A majority of the members of the Board of Directors shall be independent directors, as defined in the applicable rules of the New York Stock Exchange. Currently, seven of the nine directors are independent, as defined by these rules. Generally, independence means that the director must be independent of management and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a director. Directors who are employees of the Company or one of its subsidiaries are not independent.
            Directors must resign from the board at the board meeting preceding the annual shareholders meeting immediately following their 70th birthday. In 2001 the Board approved 12-year tenure limits for directors, excluding the Chief Executive Officer. For current directors, the 12-year tenure limits commenced on May 17, 2001 and service prior to that date is not included.

            Members of board committees are appointed by the board, upon recommendation by the Committee on Directors.
            The Audit Committee, Committee on Directors and the Organization and Compensation Committee consist entirely of independent directors.
            The board has initiated a process whereby the board and its members are subject to periodic evaluation and assessment.
            The board annually reviews the Company’s strategic long-range plan, business unit initiatives, capital projects and budget matters.
            Succession planning and management development are reported periodically by the Chief Executive Officer to the board.
            The board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually.
            Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. See “Organization and Compensation Committee Report on Executive Compensation” for additional information.
            Directors are encouraged to annually make significant progress toward accumulating, within three years of becoming a director, Common Shares of the Company with a value equal to three times the director’s annual retainer. For the last fiscal year, all directors have achieved this ownership goal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                    The following table shows ownership of the Common Shares of the Company on the record date by each person who, to the knowledge of the Board of Directors, owned beneficially more than 5% of the Common Shares:

Name and address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class

PRIMECAP Management Company	11,080,190 (1)	12.1%
225 So. Lake Avenue #400
Pasadena, CA 91101-3005

FMR Corp., Edward C. Johnson 3d and	9,362,219 (2)	10.2%
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Franklin Resources, Inc., Charles B. Johnson,	8,449,047 (3)	9.3%
Rupert H. Johnson, Jr., and Franklin Advisers, Inc.
777 Mariners Island Blvd., 6th Floor
San Mateo, CA 94404

Private Capital Management, L.P.,	5,941,250 (4)	6.5%
Bruce S. Sherman and Gregg J. Powers
8889 Pelican Bay Blvd.
Naples, FL 34108

Massachusetts Financial Services Company	5,732,626 (5)	6.3%
500 Boylston Street
Boston, MA 02116

        ______________

(1)	Based on information set forth on Form 13G/A dated February 14, 2002, filed with the SEC by PRIMECAP Management Company. These shares are held with sole voting power as to 1,893,390 shares and sole dispositive power as to 11,080,190 shares.

(2)	Based on information set forth on Form 13G/A dated February 11, 2002, filed with the SEC by FMR Corp. These shares are held as follows: Edward C. Johnson 3d and FMR Corp. each have sole voting power as to 708,119 shares and sole dispositive power as to 9,362,219.

(3)	Based on information set forth on Form 13G dated February 14, 2002, filed with the SEC by Franklin Resources Inc. These shares are held as follows: Franklin Advisers, Inc. holds sole voting and dispositive power as to 7,781,098 shares; Franklin Private Client Group, Inc. holds sole dispositive power as to 656,151 shares; and Fiduciary Trust Company International holds sole voting and dispositive power as to 11,798 shares.

(4)	Based on information set forth on Form 13G dated February 19, 2002, filed with the SEC by Private Capital Management, L.P. Bruce S. Sherman is CEO of Private Capital Management (PCM). Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to 5,941,250 shares.

(5)	Based on information set forth on Form 13G dated February 14, 2002, filed with the SEC by Massachusetts Financial Services Company. These shares are held with sole voting power as to 5,621,936 shares and sole dispositive power as to 5,732,626 shares.

        SECURITY OWNERSHIP OF MANAGEMENT

                    The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, certain executive officers named in the Summary Compensation Table, and all executive officers and directors as a group as of June 30, 2002:

Name	Number of Shares(1)		Percent of Class

Pauline Lo Alker	36,158		*
A. Gary Ames	52,961		*
Gerry B. Cameron	46,523		*
David N. Campbell	50,932		*
Paul C. Ely, Jr	45,476	(2)	*
Frank C. Gill	50,020		*
Merrill A. McPeak	36,757		*
Jerome J. Meyer	490,394		*
Richard H. Wills	408,843	(3)	*
David E. Coreson	90,808		*
Colin L. Slade	117,931		*
David S. Churchill	98,288		*
Richard D. McBee	51,648		*
All current directors and executive officers as a group (15 individuals)	1,752,485		1.94%

        ______________

*	Less than one percent

(1)	Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.

For each non-employee director (Alker, Ames, Cameron, Campbell, Ely, Gill, McPeak, and Meyer), includes stock options that are currently exercisable under the Company’s 1998 Stock Option Plan, for which the individual has no voting or investment power.

Includes 2,358 unvested shares issued to Mr. Gill under the Company’s Stock Compensation Plan for Non-Employee Directors. Mr. Gill has sole voting power with respect to these shares.

Includes shares issued under the Company’s Stock Compensation Plan for Non-Employee Directors and deferred pursuant to the Non-Employee Directors’ Deferred Compensation Plan as follows: Mr. Ames (1,180 shares), Mr. Cameron (10,023 shares), Mr. Campbell (19,432 shares), Mr. Ely (2,497 shares), Mr. McPeak (12,257 shares), and Mr. Meyer (1,739 shares). Shares are held in trust, and individuals have no voting or investment power with respect to these shares.

Includes Common Shares represented by stock options that are currently exercisable or become exercisable within 60 days as follows: Mr. Wills (375,000 shares), Mr. Coreson (74,000 shares), Mr. Slade (97,000 shares), Mr. Churchill (92,000 shares), Mr. McBee (45,750 shares), and all officers and directors as a group (1,271,000 shares), for which the individual has no voting or investment power.

Includes shares held under the Tektronix 401(k) plan by Mr. Wills (4,246 shares), Mr. Coreson (3,820 shares), Mr. Slade (3,656 shares), Mr. Churchill (1,641 shares), and Mr. McBee (792 shares), as to which they have voting but no investment power. Also includes shares held in the Tektronix Stock Fund, an investment option of the Tektronix 401(k) plan, by Mr. Churchill (4,105 shares) and Mr. McBee (4,577 shares), as to which they have investment but no voting power.

(2)	Includes 9,240 shares held in trust for Mr. Ely, of which he is Trustee, for which he has sole voting and investment power.

(3)	Includes 5,048 shares credited to a stock account under the Company’s Stock Deferral Plan, for which he has no voting or investment power.

        EXECUTIVE COMPENSATION

        Summary Compensation Table

                    The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers (collectively, the “Named Officers”) for services rendered as executive officers for the last three fiscal years.

		Annual Compensation				Long-Term Compensation

						Awards	Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options (#)(2)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)

Richard H. Wills	2002	$411,923	58,500	$0		125,000	$0	$16,806	(5)
Chief Executive	2001	436,539	1,370,732	560,958	(6)	100,000	0	10,000
Officer and President	2000	341,154	1,050,623	103,812	(7)	390,000	455,020	317,790	(8)

David E. Coreson	2002	$272,538	23,400	$0		52,000	$0	$10,177
Vice President	2001	290,577	435,867	0		40,000	0	10,177
Central Operations	2000	233,885	410,252	702		74,000	82,719	10,998

Colin L. Slade(10)	2002	$257,223	21,918	$0		47,000	$0	$10,122
Vice President and	2001	276,692	415,038	0		34,000	0	10,935
Chief Financial	2000	243,269	468,749	3,252		70,000	234,834	11,140
Officer

David S. Churchill	2002	$238,000	16,900	$0		43,000	$0	$10,399
Vice President and
General Manager,
Video, Optical and Mobil

Richard D. McBee(10)	2002	$228,846	16,250	$0		43,000	$0	$10,442
Vice President,	2001	220,192	284,079	66,224	(9)	35,000	0	11,925
Worldwide Sales and
Marketing

        ______________

(1)	Includes (i) amounts paid or deferred under the Annual Performance Incentive Plan; and (ii) performance bonuses.

(2)	Options were granted in the year indicated. Additional information regarding the options during fiscal year 2002 is set forth in the “Stock Option Grants in Last Fiscal Year” table. Option awards in 2000 have been adjusted to reflect the two-for-one split.

(3)	Represents the fair market value of long-term performance awards of shares. The shares became vested based on the Company’s performance during the three fiscal years ending in the year indicated in the Summary Compensation table. The Company discontinued this plan in 2000 and made final payout in that year.

(4)	Except as otherwise indicated, represents amounts contributed by the Company under the Company’s 401(k) Plan.

(5)	Includes $6,790 supplemental long-term disability plan premium payments for Mr. Wills.

(6)	Tax and moving expenses associated with Mr. Wills’ overseas employment assignment paid by the Company on his behalf.

(7)	Includes $3,960 performance share dividends, $33,903 reimbursement of overseas moving expenses, and $65,949 for overseas services.

(8)	Includes credits to the Supplemental Executive Retirement Plan, which was terminated for years after fiscal year 2000. For 2000, the amount credited was $305,280 for Mr. Wills.

(9)	Tax and moving expenses associated with Mr. McBee’s foreign service employment assignment paid by the Company on his behalf.

(10)	Mr. McBee became an executive officer during 2001. Mr. Churchill became an executive officer in 2002. Table excludes compensation for years when they were not executive officers.

        Stock Option Grants in Last Fiscal Year

                    The following table provides information on stock options awarded during the last fiscal year to Named Officers under the Company’s Stock Option Plans.

	Individual Grants

Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)

Richard H. Wills	25,000	0.6%	$17.1200	9/20/11	$236,600
	100,000	2.5%	$24.4800	2/1/12	$1,360,000
David E. Coreson	12,000	0.3%	$17.1200	9/20/11	$113,280
	40,000	1.0%	$24,4800	2/1/12	$544,000
Colin L. Slade	12,000	0.3%	$17.1200	9/20/11	$113,280
	35,000	0.9%	$24.4800	2/1/12	$476,000
David S. Churchill	10,000	0.3%	$17.1200	9/20/11	$94,400
	33,000	0.8%	$24.4800	2/1/12	$448,800
Richard D. McBee	10,000	0.3%	$17.1200	9/20/11	$94,400
	33,000	0.8%	$24.4800	2/1/12	$448,800

        ______________

(1)	Reflects grants made September 20, 2001 and February 1, 2002. Each of the options was granted at 100% of the fair market value on the date of grant pursuant to the Company’s stock option plans. Each option becomes exercisable to the extent of 25% of the shares in 12-month increments and the optionee may exercise the option provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Under the terms of the Company’s Stock Incentive Plan and 1998 Stock Option Plan, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Vesting is also accelerated upon the death or disability of the optionee.

(2)	The Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the September 20, 2001 grant date present value were volatility (68.96%), risk-free rate of return (4.35%), dividend yield (0%), and time to exercise (4 years). The assumptions used to estimate the February 1, 2002 grant date present value were volatility (69.31%), risk-free rate of return (4.59%), dividend yield (0%), and time to exercise (4 years).

        Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                    The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 25, 2002; and (iii) the fiscal year-end value of “in-the-money” unexercised options.

	Number Of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)(2)

Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard H. Wills	20,000	$233,125	375,000	200,000	$0	$72,000
David E. Coreson	13,000	$82,708	74,000	82,000	$0	$34,560
Colin L. Slade	12,500	$166,324	97,000	72,500	$142,577	$34,560
David S. Churchill	0	$0	92,000	73,000	$32,500	$28,800
Richard D. McBee	0	$0	45,750	69,250	$0	$28,800

        ______________

(1)	The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise, or at May 25, 2002 in the case of the unrealized values, and the applicable exercise prices. The closing price of the Company’s Common Shares on the last trading day of the fiscal year was $20.00.

(2)	“In-the-money” options are options whose exercise price was less than the market price of Common Shares at May 25, 2002.

        Cash Balance Plan

                    The Tektronix Cash Balance Plan is an integrated, account-based, defined benefit plan funded entirely by the Company. Employees who are officers of the Company participate in the Cash Balance Plan on the same basis as other employees. Employees outside the U.S. are covered under different retirement plans varying from country to country.

                    The Retirement Equalization Plan is a supplemental plan to the Tektronix Cash Balance Plan to provide covered officers and other covered employees with the total amount of retirement income that they would otherwise receive under the Cash Balance Plan but for legislated ceilings in compliance with certain sections of the Internal Revenue Code which limit retirement benefits payable from qualified plans.

                    Under the provisions of the Cash Balance Plan, a cash balance account is established for each participant at plan entry and increased over time with pay and interest credits. Pay credits are equal to 3.5% of eligible pay and are credited to each participant’s cash balance account as of each payroll. The plan is integrated with Social Security and pay credits increase to 7.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. Interest Credits are based on one-year Treasury constant maturity rates and are credited to a participant’s cash balance account as of each month end. At termination of employment, a participant (if vested) becomes entitled to receive his or her cash balance account in a single payment or have it converted to a monthly annuity payable for life (or over a joint lifetime with his or her beneficiary). Payment can be delayed until the participant reaches age 65.

                    Certain special provisions apply for employees who were active participants under the Tektronix Pension Plan as of December 31, 1997. Effective January 1, 1998 (the date the Tektronix Pension Plan was amended to become the Tektronix Cash Balance Plan), an initial cash balance account based on the benefit levels provided under the Tektronix Pension Plan was established for each eligible employee employed on or before December 31, 1997. In addition, pay credits for these employees are 4.5% instead of 3.5%, and pay credits increase to 9.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. A special transition benefit applies for employees age 40 and vested as of December 31, 1997 or employees with 15 or more years of service as of December 31, 1997, regardless of age, and who qualify for early retirement at termination.

                    Estimated annual benefits payable upon retirement at normal retirement age to each of the Named Officers under the Tektronix Cash Balance Plan and the Retirement Equalization Plan are as follows: Mr. Wills: $17,523.60; Mr. Coreson: $63,893.88; Mr. Slade: $9,919.80; Mr. Churchill: $5,245.08; Mr. McBee: $3,389.04.

        Employment and Other Agreements

                    Each of the Named Officers has an Executive Severance Agreement or similar agreement with the Company pursuant to which the officer would receive severance pay in the event that his employment is terminated by the Company other than for cause, death or disability. Upon such termination, the officer would receive a severance payment generally equal to his annual base salary, benefits under certain of the Company’s incentive plans prorated for the portion of the year during which the officer was a participant and certain outplacement and insurance benefits. Mr. Wills would receive twice his annual base salary and twice his benefits at target under the Annual Performance Incentive Plan (APIP). No benefits are payable under the Executive Severance Agreement if the officer receives severance payments under any other agreement with the Company.

                    Messrs. Wills, Coreson and Slade each have an employment agreement with the Company pursuant to which, in the event of a tender or exchange offer for more than 25% of the Company’s outstanding stock, the officer has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred. Except for this agreement by the officer to remain so employed by the

        Company, either the Company or the officer may terminate the employment at any time, subject to the Company’s obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31 of each year, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements if there is a change in the officer’s position other than as a result of a promotion. In the event the officer is terminated within 24 months following a change in control, the officer is entitled to a cash severance payment equal to three times his annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. Mr. Wills would also receive three times his benefits at target under APIP. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the officer other than for good reason, or by the Company for cause or permanent disability.

        ORGANIZATION AND COMPENSATION COMMITTEE
        REPORT ON EXECUTIVE COMPENSATION

        Organization and Compensation Committee

                    The Organization and Compensation Committee of the Board of Directors (the “Committee”) consists entirely of non-employee directors. The Committee approves compensation of executive officers, including the chief executive officer. The Committee is responsible for assisting in the development of and approving executive compensation programs and administering the Company’s stock incentive and executive compensation plans. The Committee reviews and assists in the development of an organizational structure and programs that will attract, retain and promote executives to meet the present and future leadership needs of the Company, including succession planning for senior management positions.

        Overall Policy

                    The Board of Directors and the Committee believe that the Company’s total executive compensation programs should be related to short and long-term corporate performance and improvement in shareholder value. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achieving pre-established financial results and appreciation of the Company’s Common Share price. The primary objectives of these executive compensation programs are to:

            Attract and retain talented executives;
            Motivate executives to achieve long-term business strategies while achieving near-term financial targets; and
            Align executive performance with Tektronix’ goals for delivering shareholder value.

                    The Company has base pay, annual incentive and long-term incentive compensation programs for its executives, as well as retirement, 401(k) and employee stock purchase plans. These programs are designed both to support the Company’s stated compensation policy and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within high technology electronics and similar industries. The Committee uses comparative information from a group of companies in the high technology industry for establishing executive compensation goals. The Committee also relies on periodic advice from outside compensation and benefits consultants.

        Base Salaries

                    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized high technology companies. Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.

                    Salary adjustments are determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities as well as salaries for comparable positions at peer companies. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

        Incentive Compensation

                     Annual Performance Incentive Plan. Tektronix’ executive officers are eligible to participate in the Company’s Annual Performance Incentive Plan (APIP), an annual cash incentive compensation plan. For the last fiscal year, Company performance objectives were established at the beginning of the fiscal year. Participants’ performance measurements had established thresholds and targets that determined the amount of cash payments under the plan. The Company’s performance objectives for the last fiscal year were specified levels of net sales and operating income before income taxes (excluding nonrecurring items at the discretion of the Committee for executive officers or the CEO for non-officers). Incentive target performance is based on the Company’s annual operating plan approved by the Board of Directors. To ensure that executive officers do not receive incentive payments under the plan if employees generally did not receive Results Sharing Plan payments under the plan described below, it is also a condition to payments being made under the plan that the annual threshold for Results Sharing must be met. The Committee may also establish target incentive opportunities for individual positions based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies.

                     Results Sharing Plan. Most employees of Tektronix, not including executive officers, commissioned sales people and other participants in APIP, participate in the Results Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding nonrecurring items at the discretion of the chief executive officer) exceeds a threshold amount that is determined in advance for each year. Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. Payments under this plan are calculated as a percent of base pay, range upward from zero at the threshold and are made annually.

                     Stock Options and Restricted Stock. To align shareholder and executive officer interests and to create incentives for improving shareholder value, the long-term component of the Company’s executive compensation program uses stock option awards and, on a selective basis, restricted stock grants to employees, including executive officers. Stock options provide rewards to executives upon creation of incremental shareholder value and the attainment of long-term goals. The Committee expects that stock option awards will be made annually to executive officers, while restricted stock may be granted on a periodic basis. Through the last fiscal year, grants of stock options were made under the 1998 Stock Option Plan or the Stock Incentive Plan. Grants of restricted stock are made under the Stock Incentive Plan. If approved by shareholders, any future stock option awards or restricted stock grants will be made under the 2002 Stock Incentive Plan. All executive stock option awards or restricted grants are from shareholder approved plans.

                    Stock options to executive officers are generally awarded annually, and at the same time that awards are made to key contributors who are not executive officers. The size of stock option award levels (including awards to the chief executive officer) reflect job responsibilities and are based in part on compensation data from a comparative group of electronics companies. Awards are designed to provide compensation opportunities in the range of the median of awards for similar positions in the high technology electronics industry for slightly higher performance levels. The Company also grants stock options at fair market value to new executive officers as a further inducement to join the Company. Stock options provide incentive for the creation of shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the price of Company Common Shares appreciates over a specified number of years. Options awarded during the last fiscal year were awarded at the fair market value of Tektronix Common Shares on the grant date. These options have a ten-year term and fully vest over four years from the grant date (25% each year).

                    Restricted stock awards have been granted occasionally to executive officers under the Stock Incentive Plan. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the committee lapse. Typically, recipients of restricted stock are not required to provide consideration other than the rendering of services and, in some cases, recipients must also achieve specified performance levels.

        Stock Ownership Guidelines

                    Key executives are encouraged to own stock. The President and Chief Executive Officer is encouraged to own Tektronix stock equal to five times his annual base salary. Other executive officers are encouraged to own three times their base salary. It is expected that they will achieve these ownership levels within five years of election to their positions.

        Retirement Plans

                    The Company makes contributions for eligible employees (including executive officers) under its Cash Balance Plan (see “Cash Balance Plan”) and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 50% of their pay contributed to the plan, subject to certain tax limitations ($11,000 in calendar year 2002). The Company makes matching contributions up to 4% and fixed contributions equal to 2% of the participant’s compensation, subject to tax limitations. All fixed contributions by the Company are invested entirely in Common Shares of the Company. All matching contributions are in cash, and may be invested in funds of the employee’s choice, including Common Shares of the Company.

        Deferred Compensation Plan

                    Senior executives can elect to defer up to 90% of their compensation, all bonuses including stock bonuses, and option gains. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the executive. Tektronix Common Shares and stock option gains that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a lump sum or in annual installments for up to 15 years, as elected by the executive.

        Employee Stock Purchase Plan

                    All qualifying employees, including executive officers, can participate in the Tektronix, Inc. Employee Stock Purchase Plan. Under this plan, employees can acquire Common Shares of the Company through regular payroll deductions of up to 10% of base pay plus commissions, subject to the limitation that not more than $25,000 in value of stock may be purchased annually. The purchase price of the shares is the lesser of 85% of the closing market price of the Common Shares as of the first or last day of a six month offering period.

        Compensation of the Chief Executive Officer

                    Mr. Richard H. Wills’ base salary of $450,000 did not increase during fiscal year 2002. When setting the base salary, the Committee took into account a comparison of base salaries, perquisites and incentives for chief executive officers of peer companies, the Company’s success in meeting its performance objectives and increasing shareholder value, and the assessment by the Committee of Mr. Wills’ individual performance and contributions, and current economic conditions. The Committee believes that Mr. Wills’ annual base salary falls within the competitive range of salaries for similar positions at similar companies. Mr. Wills’ participation in the Annual Performance Incentive Plan (APIP) for the last fiscal year was tied to the Company’s achieving pre-established levels of net sales and operating income before results sharing and other incentives. The Committee believes that Mr. Wills’ targeted APIP level was within the middle range of bonus opportunities for similar positions at similar companies. Mr. Wills’ APIP award for fiscal year 2002 was $59,850, which is approximately 13% of his target APIP award. In October 2001, Mr. Wills was granted stock options for 25,000 shares, and in February 2002, he was granted stock options for 100,000 shares. Effective May 27, 2001 the Committee approved a temporary 10% reduction of the base salaries of Mr. Wills and all Vice Presidents. This action, recommended by management, was in recognition of current economic conditions. This reduction terminated on March 30, 2002, concurrent with company-wide payroll increases that had been delayed.

        Broad-Based Employee Stock Option Program

                    Approximately 2,800 employees below the executive officer level have received stock options in one or more grants during the last three years. The Company considers its broad-based stock incentive plans critical to its efforts to identify, develop and motivate high-potential leaders, while at the same time instilling the entrepreneurial spirit of a small company, and driving long and short-term performance that enhances shareholder value.

        Deductibility of Compensation

                    Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as “performance-based compensation”. Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company’s general intention to grant options that meet the requirements of the proposed regulations. The Company believes that compensation paid under its stock option plans qualifies as deductible under Section 162(m). Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

          Organization and Compensation Committee report submitted by:

            Paul C. Ely, Jr., Chairman
            Pauline Lo Alker
            Gerry B. Cameron
            David N. Campbell
            Frank C. Gill
            Merrill A. McPeak

        INFORMATION CONCERNING AUDITORS

        Independent Accountants

                    The Board of Directors has selected the accounting firm of Deloitte & Touche LLP as the Company’s independent accountants for the 2002 fiscal year and for the current fiscal year 2003. A representative of Deloitte & Touche is expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Report of the Audit Committee

                    The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. Management has primary responsibility for the financial statements, the reporting process, and internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors, included as Appendix B to this proxy statement. The Directors who serve on the Audit Committee are all independent for purposes of the New York Stock Exchange listing standards.

                    The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended May 25, 2002 with management and with representatives of Deloitte & Touche LLP, the Company’s independent accountants.

                    The Audit Committee has discussed with representatives of Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                    The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence.

                    Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2002, for filing with the Securities and Exchange Commission.

          Audit Committee report submitted by:

            Merrill A. McPeak, Chairman
            A. Gary Ames
            Gerry B. Cameron
            David N. Campbell

        FEES BILLED TO THE COMPANY BY DELOITTE & TOUCHE, LLP

        Audit Fees

                    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended May 25, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $765,775.

        Financial Information Systems Design and Implementation Fees

                    During the fiscal year ended May 25, 2002, Deloitte & Touche did not provide any services to the Company with regard to financial information systems design and implementation.

        All Other Fees

                    The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than services described above under “Audit Fees”, for the fiscal year ended May 25, 2002 were as follows:

Other Audit Related	$ 636,062 (1)
Other Non-Audit Related	$ 352,301 (2)

        ______________

(1)	Includes fees primarily related to the Company’s statutory foreign audit reports, the employee benefit plan audits and the audit of VideoTele.com, a majority owned subsidiary of the Company.

(2)	Includes fees primarily related to tax services and merger and acquisition assistance.

        Comparison of Five Year Cumulative Total Return

                    The graph below compares the cumulative total shareholder return on the Company’s Common Shares with the Standard & Poor’s 500 Stock Index and the Standard & Poor’s High Technology Composite Index. The graph assumes $100 invested on May 31, 1997 in Tektronix Common Shares and $100 invested at that time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

Fiscal Year	S&P 500	S&P Info-Tech Composite	Tektronix

1997	100.00	100.00	100.00
1998	130.68	126.92	101.00
1999	158.16	210.71	62.49
2000	174.73	310.79	145.80
2001	156.29	163.57	133.59
2002	134.65	114.85	110.54

Item 2.	Proposal to Approve the 2002 Stock Incentive Plan

        Importance of Stock Options to the Company

                    The Board of Directors believes that the availability of stock options is an important factor in the Company’s ability to attract and retain experienced and talented employees and to provide an incentive for them to exert their best efforts on behalf of the Company. At May 25, 2002 there were only 2,474,968 Common Shares available for future awards under the Company’s existing stock option and incentive plans, and the Board of Directors has concluded that additional shares are needed for stock grants. Accordingly, the Board of Directors adopted, subject to shareholder approval, the 2002 Stock Incentive Plan (the “Plan”) and reserved for purposes of the Plan 5,500,000 Common Shares, plus up to 2,500,000 shares currently reserved under other stock plans of the Company.

                    During the last fiscal year the Company has utilized approximately 3,988,375 Common Shares for stock option grants under its existing plans. During the last five years, all options granted by the Company have been non-statutory options granted with exercise prices equal to or greater than the market price at the time of grant. The Company places heavy reliance on stock options in order to motivate key employees, control costs, focus on growth and improve the Company’s overall performance. During fiscal year 2002 the Company’s stock options outstanding as a percentage of outstanding Common Shares was 10.2%, compared with a median of 18.1% for a group of technology companies used by the Company for comparative purposes in determining compensation for key employees. Also during this period, the Company’s option grants, after taking into account options that terminated, as a percentage of outstanding Common Shares (“net option utilization”) was 4.0%, compared with a median of 7.9% for the comparative group of companies. Accordingly, the Company believes that the dilution impact of its option grants has been in line with the prevailing practices in its market.

                    Certain provisions of the Plan are summarized below. The complete text of the Plan is attached to this proxy statement as Appendix A, and this description is qualified in its entirety by reference to Appendix A.

        Description of Plan

                     Shares Reserved for Plan. The Plan reserves 5,500,000 Common Shares (subject to adjustment for changes in capitalization) for issuance pursuant to stock grants under the Plan. The Company currently has two stock incentive plans, the 1998 Stock Option Plan (the “1998 Plan”) and the 1989 Stock Incentive Plan (the “1989 Plan”), which have previously been approved by shareholders of the Company, and these plans have Common Shares remaining available for grant. Upon approval of the Plan by shareholders of the Company, the Company will no longer grant options and other awards under these other plans and up to 2,500,000 Common Shares that remain available for grant under these other plans may instead be issued pursuant to the Plan.

                     Types of Awards. The Plan permits the grant of incentive stock options and non-statutory stock options, and most of the Common Shares reserved for the Plan will be issued as stock options granted at fair market value at the time of grant. The Plan also permits up to 1,000,000 Common Shares reserved for the Plan to be issued as stock bonuses, performance-based awards, restricted stock and stock options granted with an exercise price less than fair market value at the time of grant. The Plan provides that, except in connection with certain recapitalizations and business combinations, without the prior approval of the Company’s shareholders, an option issued under the Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or regrant of an option with a lower exercise price.

                     Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to be selected for grants under the Plan. See “Director Compensation” under “Item 1. Election of Directors” for information regarding stock options to be granted to directors on an annual basis.

                     Administration. The Plan will be administered by the Organization and Compensation Committee of the Board of Directors (the “Committee”), which consists entirely of directors who are not employees of the Company. If the Committee ceases to administer the Plan, the Board of Directors will take the administrative action described below. The Committee may promulgate rules and regulations for the operation of the Plan, will interpret the Plan and related agreements and will generally supervise the administration of the Plan. The Committee will determine the individuals to whom grants will be made under the Plan, the type of grant, the amount of the grants and the other terms and conditions of the grants. Among other actions, the Committee may accelerate any exercise or vesting date, extend the exercise period and amend any provision with respect to an award. The Board of Directors may designate officers of the Company to make grants under the Plan, subject to any restrictions imposed by the Board of Directors.

                     Term of Plan. The Plan will continue until all shares available for issuance under the Plan have been issued. The Board of Directors has the power to suspend or terminate the Plan at any time. The Board of Directors may also modify or amend the Plan at any time, except that the number of shares authorized to be issued may not be amended without shareholder approval, except in connection with changes in capital structure.

                     Stock Options. The Committee will determine the individuals to whom options will be granted, the option price, the number of shares to be covered by each option, the period of each option and the times at which options may be exercised and whether the option is an incentive stock option (intended to meet all of the requirements of an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended) or a non-statutory option. If the option is an incentive stock option, the option price cannot be less than 100% of the fair market value of the Common Shares on the date of grant. If an optionee of an incentive stock option at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Shares on the date of grant and the option term may not be more than five years from the date of grant. If the option is a non-statutory stock option, the option price cannot be less than 100% of the fair market value of the Common Shares on the date of grant except that the Committee may grant options to purchase a limited number of shares with an exercise price less than 100% of fair market value at the time of grant. (See “Types of Awards.”) The fair market value of shares covered by an option shall be the closing price of the Common Shares last reported or another value of the Common Shares as specified by the Committee. No employee may be granted options under the Plan for more than an aggregate of 500,000 Common Shares in connection with hiring of the employee or 200,000 Common Shares in any fiscal year otherwise. The Plan limits the amount of incentive stock options that may vest under the Plan in any year to $100,000 per employee, based on the fair market value on the grant date of shares covered by such options. No monetary consideration is paid to the Company upon the granting of options. On July 22, 2002, the closing price of the Common Shares as reported in the NYSE Composite Transactions in The Wall Street Journal was $17.69 per share.

                    Options may be granted for varying periods established at the time of grant (not to exceed ten years from the date of the grant) and are generally nontransferable except on death of the holder. Options are exercisable in accordance with the terms of an option agreement entered into at the time of the grant. Options may be exercised only while an optionee is in the employ of, or providing services to, the Company or one of its subsidiaries or within one year following termination because of disability or within one year after the death of the optionee or within three months following other termination of employment. If the termination of employment is as a result of death or disability, the option will become fully exercisable. If the employment of the optionee terminates when the optionee is age 55 or older and eligible for retirement under the Tektronix Cash Balance Plan, other than as a result of death or disability, the outstanding options held by the optionee may be exercised by the optionee at any time prior to the expiration date of the option, the expiration of one year after the date of such termination, whichever is the shortest period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination of employment. The Committee may cancel such options of the retiree at any time prior to exercise unless certain conditions are satisfied concerning rendering services for a competitor, nondisclosure of confidential information and assignment of inventions. The Plan provides that the Committee can vary the terms of the options from those described in this paragraph and, upon a termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.

                    On or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Committee, in whole or in part, in Common Shares of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the Plan are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations. Option shares granted under the Plan, the 1998 Plan or the 1989 Plan which are not purchased prior to the expiration, termination or cancellation of the options are again available for future awards under the Plan.

                    At the time of grant or at a later date, the Committee may provide for accelerated vesting of options granted under the Plan in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Special acceleration provisions may, in certain circumstances, tend to discourage attempts to take over the Company.

                     Stock Bonus Awards. The Committee may award Common Shares as a stock bonus under the Plan and determine the number of shares to be awarded and the period of time for the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded. The Plan limits to 1,000,000 shares the total number of shares that may be issued under the Plan as stock bonuses, restricted stock, performance-based units and stock options granted at less than fair market value.

                     Restricted Stock. The Plan provides that the Committee may issue restricted stock in such amounts, for such consideration, and subject to such terms, conditions and restrictions as the Board of Directors may determine, except that the Plan limits to 1,000,000 shares the total number of shares that may be issued under the Plan as restricted stock, stock bonuses, performance-based units and stock options granted at less than fair market value. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded.

                     Performance-based Awards. The Committee may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code denominated at the time of grant either in Common Shares or in dollar amounts consisting of monetary units that may be earned in whole or in part if the Company achieves written objective goals established by the Committee over a designated period of time. Payment of an award earned may be in cash or stock or both, as the Committee determines. The Committee may also impose additional restrictions to payment under a performance-based award in addition to the satisfaction of the performance goals. No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 200,000 shares or cash-based performance awards under which the aggregate amount payable exceeds $4,000,000. The Plan limits to 1,000,000 shares the total number of shares that may be issued under the Plan as stock bonuses, restricted stock, performance-based units and stock options granted at less than fair market value.

                     Foreign Qualified Grants. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no award shall be granted under any such supplement with terms that are more beneficial to the participants than the terms permitted under the Plan.

                     Changes in Capital Structure. The Plan provides that if the outstanding Common Shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any sale, lease, exchange or other transfer, stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party, or any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (each a “Transaction”), the Board of Directors will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding awards under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options will be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a period of 30 days or less prior to the consummation of the Transaction during which outstanding options will be exercisable to the extent they are already vested or vest within that period. Upon the expiration of such period, all unexercised options will immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during this period. In the event of the dissolution of the Company, options will be treated in accordance with clause (iii) above.

                     Amendments. The Board of Directors may at any time modify or amend the Plan in any respect, except that the number of shares authorized to be issued may not be amended without shareholder approval, except in connection with changes in capital structure. No change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder.

                     Tax Consequences. The following description is a summary of the federal income tax consequences of awards under the Plan. Applicable state, local and foreign tax consequences may differ.

                    Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO, although such exercise may produce alternative minimum tax liability for the optionee. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. Ordinarily, if an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be taxable as ordinary compensation income in the year of such disqualifying disposition; however, on certain sales or exchanges the amount that is taxable as ordinary compensation is limited to the amount by which the amount realized on the disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

                    Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

                    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and the employee elects within 30 days after the original transfer to recognize income in connection with the original transfer under Section 83(b) of the Code. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless a Section 83(b) election is made. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

                    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Under Internal Revenue Service regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meets certain requirements. One requirement is shareholder approval at least once every five years of the per-employee limits on the number of shares as to which options may be granted each year. As discussed above under “Stock Options,” the Plan limits the options that an employee may be granted to no more than an aggregate of 200,000 Common Shares in any calendar year (500,000 in the year of hire). Other requirements are that the option or award be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Shares on the date of grant. The Committee is composed of three outside directors and, thus, meets the requirements of the regulations. Assuming that future option grants or awards are made in compliance with the above requirements, the Company believes that the options or awards will be exempt from the $1,000,000 deduction limit.

        Equity Compensation Plan Information

                    The following table sets forth information regarding equity compensation plans of the Company as of May 25, 2002, excluding the Plan:

	Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (excluding shares listed in (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders
1998 Stock Option Plan and
1989 Stock Incentive Plan(1)	9,074,959	$24.50	2,463,410

Employee Stock Purchase Plan	285,262	$22.52	1,214,738

Equity Compensation Plan Not Approved by Security Holders
2001 Stock Option Plan(2)	168,442	$24.66	11,558

Total	9,528,663	$24.44	3,689,706

        ______________

(1)	Upon approval of the 2002 Stock Incentive Plan (the “Plan”) by shareholders, no further grants will be made under the 1989 Stock Incentive Plan or the 1998 Stock Option Plan. Up to 2,500,000 Common Shares remaining available for grant under these plans when the Plan is approved by shareholders will instead be available for grant under the Plan.

(2)	This plan was adopted by the Board of Directors for the sole purpose of making grants to new non-officer employees of the Company following acquisitions, and grants are limited to such non-officer employees. Options with a term of 10 years were granted at fair market value at the time of grant. The terms of the options are substantially the same as the option provisions in the Plan.

        Recommendation of Board of Directors

                    The Board of Directors recommends approval of the Plan. To be approved, the proposal must be approved by the holders of at least a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of the Common Shares entitled to vote at the annual meeting. If an executed proxy card is returned and the shareholder has explicitly abstained from voting on the Plan, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the Plan and, therefore, will have the same effect as a vote against the Plan. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote. The enclosed proxy will be voted in accordance with the instructions specified in the space provided on the proxy form. If no instructions are given, proxies will be voted for approval of the Plan.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                    Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of the Common Shares are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and 10% shareholders were complied with during the last fiscal year.

        OTHER MATTERS

                    Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

        SHAREHOLDER PROPOSALS

                    The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Secretary at the Company’s principal executive offices. For any shareholder proposal or nomination to be considered at the 2003 Annual Meeting of Shareholders, the shareholder’s notice must be received at the Company’s principal executive office no later than July 6, 2003. In addition, SEC rules require that any shareholder proposal to be considered for inclusions in the Company’s proxy statement for the 2003 Annual Meeting of Shareholders must be received at the Company’s principal executive office no later than April 22, 2003.

        INFORMATION AVAILABLE TO SHAREHOLDERS

                    The Company’s 2002 Annual Report on Form 10-K is being mailed to shareholders with this proxy statement. The Company’s Annual Report on Form 10-K is also available on its Website at www.tektronix.com.

BY ORDER OF THE BOARD OF DIRECTORS
JAMES F. DALTON, Secretary

August 20, 2002

        APPENDIX A

        TEKTRONIX, INC.
        2002 STOCK INCENTIVE PLAN

                     1.     Purpose. The purpose of this 2002 Stock Incentive Plan (the “Plan”) is to enable Tektronix, Inc. (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

                     2.     Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Shares of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be 5,500,000 shares, plus up to 2,500,000 shares of Common Stock that at the time the Plan is approved by shareholders are available for grant under the Company’s Stock Incentive Plan or 1998 Stock Option Plan previously approved by shareholders of the Company (together, the “Prior Plans”). If an option or Performance-Based Award granted under the Plan, or an option previously granted under the Prior Plans and outstanding at the time the Plan is approved by shareholders, expires, terminates or is canceled, the unissued shares subject to that option or Performance-Based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

                     3.     Effective Date and Duration of Plan.

                                3.1    Effective Date. The Plan shall become effective as of June 20, 2002. No awards shall be made under the Plan until the Plan is approved by shareholders of the Company in accordance with rules of the New York Stock Exchange.

                                3.2    Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-Based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any outstanding Performance-Based Awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

                     4.     Administration.

                                4.1    Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

                                4.2    Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 12 or delegate all authority to officers pursuant to Section 4.3.

                                4.3    Officers. The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

                     5.     Types of Awards, Eligibility, Limitations.

                                5.1    Types of Awards, Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1 and 6.3; (iii) award stock bonuses as provided in Section 7; (iv) sell shares subject to restrictions as provided in Section 8; and (v) award Performance-Based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to non-employee directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

                                5.2    Per Employee Share Limitations. No employee may be granted options for more than an aggregate of 500,000 shares of Common Stock in the calendar year in which the employee is hired or 200,000 shares of Common Stock in any other calendar year.

                                5.3    Aggregate Share Limitations for Certain Awards. Notwithstanding any provision in the Plan, not more than an aggregate of 1,000,000 shares (of the total shares reserved for the Plan pursuant to Section 2) may be issued under the Plan as (a) Performance-Based Awards, (b) stock bonuses, (c) restricted stock or (d) stock options granted with an exercise price less than fair market value at the time of grant.

                                5.4.    Prohibition on Option Repricing. Except as provided in Section 10, without the prior approval of the Company’s shareholders, an option issued under the Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or regrant of an option with a lower exercise price.

                     6.     Option Grants.

                                6.1    General Rules Relating to Options.

                                             6.1-1    Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

                                             6.1-2    Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

                                             6.1-3    Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee.

                                             6.1-4    Termination of Employment or Service.

                                                6.1-4(a)    General Rule. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability as provided in Section 6.1-4(c), or death as provided in Sections 6.1-4(d), his or her option may be exercised at any time before the expiration date of the option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

                                                6.1-4(b)    Termination When Eligible for Retirement On or After Age 55. Unless otherwise determined by the Board of Directors, in the event of the termination of an optionee’s employment when eligible for retirement on or after age 55 under the Tektronix Pension Plan (other than because of death as provided in Section 6.1-4(d) or because of disability as provided in Section 6.1-4(c), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shortest period, but only if and to the extent the optionee was entitled to exercise the option on the date of termination. The Board of Directors may, in its sole discretion, cancel any such options at any time prior to the exercise thereof unless the following conditions are met:

                           (i)   The optionee shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The judgment of the Chief Executive Officer shall be based on the optionee’s positions and responsibilities while employed by the Company, the optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the optionee’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The optionee shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the optionee or a greater than 10 percent equity interest in the organization or business.

                           (ii)   The optionee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s employee confidentiality agreement, relating to the business of the Company, acquired by the optionee either during or after employment with the Company.

                           (iii)   The optionee, pursuant to the Company’s employee confidentiality agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary as requested by the Company to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

                                                6.1-4(c)    Termination Because of Disability. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates because of disability as defined in the applicable option agreement, his or her option shall become exercisable in full and may be exercised at any time before the expiration date of the option or before the date one year after the date of termination, whichever is the shorter period.

                                                6.1-4(d)    Termination Because of Death. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option shall become exercisable in full and may be exercised at any time before the expiration date of the option or before the date one year after the date of death, whichever is the shorter period, but only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                                                6.1-4(e)    Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the three months and one year exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

                                                6.1-4(f)    Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

                                                6.1-4(g)    Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

                                             6.1-5    Purchase of Shares.

                                                6.1-5(a)    Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution.

                                                6.1-5(b)    Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding.

                                                6.1-5(c)    Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                                                6.1-5(d)    Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

                                             6.1-6    Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; subject to exceptions in the FLSA.

                                6.2    Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

                                             6.2-1    Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

                                             6.2-2    Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

                                             6.2-3    Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                                             6.2-4    Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Option at the date the option is granted, except that the Board of Directors may grant options with an exercise price determined by the Board of Directors that is less than fair market value to the extent permitted by Section 5.3. The fair market value shall be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

                                             6.2-5    Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

                                             6.2-6    Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

                                6.3    Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

                                             6.3-1    Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Option at the date the option is granted, except that the Board of Directors may grant options with an exercise price determined by the Board of Directors that is less than fair market value to the extent permitted by Section 5.3.

                                             6.3-2    Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Non-statutory Option shall be exercisable after the expiration of 10 years from the date it is granted.

                     7.     Stock Bonuses. Subject to the share limitation in Section 5.3, the Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

                     8.     Restricted Stock. Subject to the share limitation in Section 5.3, the Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

                     9.     Performance-Based Awards. Subject to the share limitation in Section 5.3, the Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

                                9.1    Award Period. The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).

                                9.2    Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, specific business objectives in alignment with the Company’s business plan or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

                                9.3    Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

                                9.4    Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 200,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $4,000,000.

                                9.5    Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                                9.6    Effect on Shares Available. The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

                     10.     Changes in Capital Structure.

                                10.1    Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

                                10.2    Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

                                             10.2-1   Outstanding options shall remain in effect in accordance with their terms.

                                             10.2-2   Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

                                             10.2-3   The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion accelerate the exercisability of options so that they are exercisable in full during that period.

                                10.3    Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with Section 10.2-3.

                                10.4    Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and Performance-Based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, Performance-Based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

                     11.     Foreign Qualified Grants. Awards under the Plan may be granted to such employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

                     12.     Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect, except that any increase in the number of shares reserved for the Plan shall be subject to shareholder approval, except as provided in Section 10. No change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

                     13.     Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

                     14.     Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

                     15.     Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

        APPENDIX B

        TEKTRONIX, INC.

        CHARTER OF THE AUDIT COMMITTEE
        OF THE BOARD OF DIRECTORS

        I.     Audit Committee Purpose

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

            Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
            Monitor the independence and performance of the Company’s independent auditors and internal auditing department.
            Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        II.     Audit Committee Composition and Meetings

          Audit Committee members shall meet the requirements of the SEC and the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          Audit Committee members shall be appointed by the Board on recommendation of the Committee on Directors. The Board shall designate one member of the Committee as Committee chair.

          The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

        III.     Audit Committee Responsibilities and Duties

               Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the proxy statement at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, judgments, and estimates.

3.	In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results, and reports of the independent auditors with respect to the interim period (if any), prior to the release of earnings. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of these reviews.

5.	Review periodically the Company’s risk management processes, information systems, environmental, tax and currency matters, business practices, and pension plans.

6.	Review with management and the independent auditors (a) any material financial or non–financial arrangement of the Company that does not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company, which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

               Independent Auditors

7.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

8.	Approve the fees to be paid to the independent auditors for audit services.

9.	Approve the engagement of the independent auditors for any non-audit services (or establish policies and procedures for such engagement), and approve at least annually the fees paid for such services.

10.	Receive periodic reports from the independent auditors regarding the independent auditors’ independence, discuss such reports with the independent auditors, consider whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditors.

11.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

12.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with the independent auditors certain matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards (SAS) No. 61, as amended, which requires that auditors discuss certain matters with the audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

              The auditor’s responsibility under Generally Accepted Auditing Standards (GAAS);
              Changes in significant accounting policies:
              Management judgments and accounting estimates;
              Significant recorded and unrecorded audit adjustments;
              Other information in documents containing audited financial statements;
              Disagreements with management – including accounting principles, scope of audit, disclosures;
              Consultation with other accountants by management;

              Major issues discussed with management prior to retention; and
              Difficulties encountered in performing the audit.
              The quality, not just the acceptability, of earnings.
13.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

               Internal Audit Department and Legal Compliance

14.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

15.	Review the appointment, performance, and replacement of the senior internal audit executive.

16.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

17.	On at least an annual basis, review with the Company’s counsel any legal or business practice (code of conduct) matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

               Other Audit Committee Responsibilities

18.	Annually prepare an audit committee report as required by the Securities and Exchange Commission. The report shall be included with the Company’s annual proxy statement.

19.	Based on its review and discussions with management and the independent auditors, recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

20.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

21.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                    The Committee has the responsibility and powers set forth in this Charter delegated to it by the Board. It is the responsibility of the Company’s management and independent auditors to plan and conduct audits and to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        Please Vote by Mailing this Proxy Card in Advance of the Meeting
        OR
        Vote by Internet or Telephone
        24 Hours a Day, 7 Days a Week
        Until 8:59 p.m. PDT (11:59 p.m. EDT) September 25, 2002

        If you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see below for instructions.

        Additionally, if you haven’t already done so, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please click or push the applicable button after you cast your vote this year via the Internet or by telephone. By choosing to become one of Tektronix’ future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.

        If you choose the option of electronic delivery of proxy materials and voting via the Internet, before the Annual Meeting of Shareholders next year, you will receive an e-mail in place of a proxy card. It will describe the necessary steps to view the appropriate materials and vote your associated shares via the Internet.

Internet	Telephone	Mail

You will need your control number from this proxy card (see back of card) to submit your electronic vote.	You can use any touch-tone telephone. You will need to enter your control number (see back of card) then follow directions to submit your vote.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

        PROXY

        TEKTRONIX, INC.

        Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
        Annual Meeting of Shareholders, to be held on September 26, 2002 at 10:00 a.m.

        PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Tektronix, Inc. hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote, on behalf of the undersigned shareholder, all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 26, 2002 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

        This Proxy will be voted as directed, but where no direction is given, it will be voted for the election of all directors and for the proposal to approve the Tektronix 2002 Stock Incentive Plan. The proxies may vote in their discretion as to other matters that may come before this meeting.

        (Continued, and to be marked, dated and signed on the other side)

TEKTRONIX, INC. P.O. BOX 500, D/S 50-LAW 14200 SW KARL BRAUN DRIVE BEAVERTON, OR 97077	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

        VOTE BY INTERNET - www.tektronix.com/proxyvote
Use the Internet to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) on Wednesday, September 25, 2002. Have your proxy card in hand when you access the Web site to submit your electronic vote. You will be asked to enter your 12-digit Control Number (located below) and then follow the instructions listed. Costs normally associated with electronic access, such as Internet usage and telephone charges, will be your responsibility.

        VOTE BY TELEPHONE - 1-800-690-6903
You can use any touch-tone telephone to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 25, 2002. Have your proxy card in hand when you call. You will be asked to enter your 12-digit Control Number (located below), and then follow the simple directions provided.
VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tektronix, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
PLEASE DO NOT RETURN THE PROXY CARD BELOW IF YOU VOTE BY INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	TKTRNX	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Tektronix, Inc.

1.	ELECTION OF DIRECTORS	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 01) Pauline Lo Alker 02) A. Gary Ames 03) Frank C. Gill	0	0	0

		For	Against	Abstain

2.	PROPOSAL Approval of the Tektronix 2002 Stock Incentive Plan.	0	0	0

3.	DISCRETIONARY MATTERS

	The Proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

	Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as your name(s) appear above), and date this card and mail promptly in the postage-paid, return envelope provided. When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	If you plan to attend the Annual Meeting, please check box to the right.0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

        Please Vote by Mailing this Proxy Card in Advance of the Meeting
        OR
        Vote by Internet or Telephone
        24 Hours a Day, 7 Days a Week
        Until 8:59 p.m. PDT (11:59 p.m. EDT) September 25, 2002

        If you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see below for instructions.

        Additionally, if you haven’t already done so, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please click or push the applicable button after you cast your vote this year via the Internet or by telephone. By choosing to become one of Tektronix’ future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.

        If you choose the option of electronic delivery of proxy materials and voting via the Internet, before the Annual Meeting of Shareholders next year, you will receive an e-mail in place of a proxy card. It will describe the necessary steps to view the appropriate materials and vote your associated shares via the Internet.

Internet	Telephone	Mail

You will need your control number from this proxy card (see back of card) to submit your electronic vote.	You can use any touch-tone telephone. You will need to enter your control number (see back of card) then follow directions to submit your vote.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

        PROXY

        TEKTRONIX, INC.

        Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
        Annual Meeting of Shareholders, to be held on September 26, 2002 at 10:00 a.m.

        PROXY - SOLICITED ON BEHALF OF THE 401(k) PLAN TRUSTEE

        The undersigned participant in the Tektronix, Inc. 401(k) Plan hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies designated by the Plan Trustee, with full power of substitution, and authorizes them to represent and to vote, all common shares of Tektronix, Inc. allocated to the participants’ account under the Plan at the annual meeting of shareholders of Tektronix, Inc. to be held on September 26, 2002 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

        This Proxy will be voted as directed, but where no direction is given, it will be voted for the election of all directors and for the proposal to approve the Tektronix 2002 Stock Incentive Plan. The proxies may vote in their discretion as to other matters that may come before this meeting.

        (Continued, and to be marked, dated and signed on the other side)

TEKTRONIX, INC. P.O. BOX 500, D/S 50-LAW 14200 SW KARL BRAUN DRIVE BEAVERTON, OR 97077	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

        VOTE BY INTERNET - www.tektronix.com/proxyvote
Use the Internet to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) on Wednesday, September 25, 2002. Have your proxy card in hand when you access the Web site to submit your electronic vote. You will be asked to enter your 12-digit Control Number (located below) and then follow the instructions listed. Costs normally associated with electronic access, such as Internet usage and telephone charges, will be your responsibility.

        VOTE BY TELEPHONE - 1-800-690-6903
You can use any touch-tone telephone to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 25, 2002. Have your proxy card in hand when you call. You will be asked to enter your 12-digit Control Number (located below), and then follow the simple directions provided.
VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tektronix, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
PLEASE DO NOT RETURN THE PROXY CARD BELOW IF YOU VOTE BY INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	TKTRN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Tektronix, Inc.

1.	ELECTION OF DIRECTORS	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 01) Pauline Lo Alker 02) A. Gary Ames 03) Frank C. Gill	0	0	0

		For	Against	Abstain

2.	PROPOSAL Approval of the Tektronix 2002 Stock Incentive Plan.	0	0	0

3.	DISCRETIONARY MATTERS

	The Proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

	Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as your name(s) appear), and date this card and mail promptly in the postage-paid, return envelope provided.

	If you plan to attend the Annual Meeting, please check box to the right.0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date